UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

INTERMUNE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-29801	94-3296648
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

3280 Bayshore Boulevard Brisbane, CA 94005
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2014, InterMune, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Roche Holdings, Inc., a Delaware corporation (“Parent”), and Klee Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a cash tender offer (the “Offer”) within five business days following the date of the Merger Agreement, for all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $74.00 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes.  The Offer will remain open for a minimum of 20 business days from the date of commencement.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (i) Shares have been validly tendered and not withdrawn that represent at least a majority of the total number of Shares outstanding, on a fully diluted basis, (ii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the antitrust, competition and trade regulation laws of certain other jurisdictions as agreed between the parties, without imposition of certain restrictions on the conduct of the business of the parties, (iii) the absence of injunctions or other legal restraints preventing the consummation of the Offer or the Merger (as defined below) or imposing certain restrictions on the conduct of the business of the parties, (iv) the absence of litigation by a governmental authority in the U.S. or certain other jurisdictions agreed between the parties under antitrust, competition or trade regulation laws challenging or seeking to prohibit the Offer or the Merger or seeking to impose certain restrictions on the conduct of the business of the parties and (v) other conditions set forth in Exhibit A to the Merger Agreement.  The consummation of the Offer is not subject to any financing conditions.

Following the completion of the Offer and, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without any additional stockholder approvals.  The Merger will be effected as promptly as practicable following the purchase by Merger Sub of Shares validly tendered and not withdrawn in the Offer (the “Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by (i) the Company, any subsidiary of the Company, Parent, Merger Sub and any other subsidiary of Parent and (ii) Shares owned by stockholders of the Company who have validly exercised their statutory rights of appraisal under the DGCL) will be converted into the right to receive $74.00 per Share in cash, without interest (the “Merger Consideration”), subject to any required withholding taxes.

Each stock option outstanding immediately prior to the Effective Time, whether or not vested, will become fully exercisable immediately prior to the Effective Time.  To the extent not exercised prior to the Effective Time, each stock option will be converted into the right to receive the excess, if any, of (i) the Merger Consideration over the exercise price per share of the stock option, multiplied by (ii) the number of Shares subject to the stock option.  Each restricted stock unit or award of restricted shares outstanding immediately prior to the Effective Time will be canceled and the holder will be entitled to receive the Merger Consideration multiplied by the number of Shares subject to such restricted stock unit or award of restricted shares (with any applicable performance conditions deemed to be achieved at maximum performance).  The current purchase period under the Company Employee Stock Purchase Plan will be ended immediately after the Acceptance Time, and each accumulated payroll deduction will be used to purchase Shares.  Such Shares will be converted into the right to receive the Merger Consideration at the Effective Time.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third-party acquisition proposals or provide information to or engage in discussions or negotiations with third parties that have made or that might make an acquisition proposal. The no shop provision is subject to a “fiduciary out” provision that allows the Company, under certain circumstances and in compliance with certain obligations, to provide information and participate in discussions and negotiations with respect to unsolicited third-party acquisition proposals that would reasonably be expected to lead to a Superior Company Proposal (as defined in the Merger Agreement) and, subject to compliance with certain obligations, to terminate the Merger Agreement and accept a Superior Company Proposal upon payment to Parent of the termination fee discussed below.

The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into a definitive agreement with respect to Superior Company Proposal, the Company will be required to pay a $266,000,000 fee (the “Termination Fee”).

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement, and the foregoing descriptions of the Merger Agreement, has been included to provide investors and stockholders with information regarding the terms of the agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the agreement were made only as of specified dates for the purposes of the agreement, were solely for the benefit of the parties to the agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts, and may have been qualified by confidential disclosures. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2014, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Notice to Investors

The tender offer described in this material has not yet commenced.  This communication is neither an offer to buy nor a solicitation of an offer to sell any securities of the Company.  At the time the tender offer is commenced, Roche Holdings, Inc. will file a tender offer statement on Schedule TO with the SEC and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC.  Investors are urged to read the tender offer materials and the Solicitation/Recommendation Statement carefully and in their entirety when they become available, as well as any other relevant documents filed with the SEC when they become available, because they will contain important information.  Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov.  In addition, the Solicitation/Recommendation Statement and other documents that the Company files with the SEC may be obtained from the Company free of charge at www.intermune.com.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this announcement are forward-looking statements, including statements regarding the expected consummation of the acquisition, which involves a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition, such as regulatory approval for the transaction, the tender of a majority of the outstanding shares of common stock of the Company, the possibility that the transaction will not be completed and other risks and uncertainties discussed in the Company’s public filings with the SEC, including the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents to be filed by Klee Acquisition Corporation and the Solicitation/Recommendation statement to be filed by the Company.  These statements are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to be materially different from any future statements.  These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “potential”, “continue” or the negative of such terms or other similar expressions.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and you should not place undue reliance on these statements.  The Company disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise.

Item 9.01.	Item Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2014, by and among InterMune, Inc., Roche Holdings, Inc. and Klee Acquisition Corporation.*
99.1	Joint press release of InterMune, Inc. and Roche Holdings, Inc., dated August 24, 2014

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.

Date: August 25, 2014	By:	/s/ Andrew Powell
Name: Andrew Powell
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 22, 2014, by and among InterMune, Inc., Roche Holdings, Inc. and Klee Acquisition Corporation.*
99.1	Joint press release of InterMune, Inc. and Roche Holdings, Inc., dated August 24, 2014

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.